                                  CONTRACT DATA

Contract Number:           [9920-SAMPLE]   Contract Date:    [November 1, 2006]
Initial Purchase Payment:  [$25,000]       Retirement Date:  [November 1, 2046]
Annuitant:                 [John Doe]      Contract Type:    [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

                                                                       Payment
                                                                      Allocation
Allocation                                                            Percentage
ACL One-Year Fixed Account                                              [___%
[6-month DCA Fixed Account                                               ___%
12-month DCA Fixed Account                                               ___%
AIM V.I. Basic Value Fund - Series II Shares                             ___%
AIM V.I. Capital Development Fund - Series II Shares                     ___%
AIM V.I. Mid Cap Core Equity Fund - Series II Shares                     ___%
AllianceBernstein VP Growth and Income Portfolio (Class B)               ___%
AllianceBernstein VP International Value Portfolio (Class B)             ___%
AllianceBernstein VP Total Return Portfolio (Class B)                    ___%
American Century(R) VP Inflation Protection, Class II                    ___%
American Century(R) VP Ultra, Class II                                   ___%
American Century(R) VP Value, Class II                                   ___%
Colonial Small Cap Value Fund, Variable Series, Class B                  ___%
Columbia High Yield Fund, Variable Series, Class B                       ___%
Dreyfus IP Midcap Stock Portfolio, Service Share Class                   ___%
Dreyfus VIF Appreciation Portfolio, Service Share Class                  ___%
Dreyfus VIF International Value Portfolio, Service Share Class           ___%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                     ___%
Fidelity VIP Growth Portfolio Service Class 2                            ___%
Fidelity VIP Investment Grade Bond Portfolio Service Class 2             ___%
Fidelity VIP Mid Cap Portfolio Service Class 2                           ___%
Fidelity VIP Overseas Portfolio Service Class 2                          ___%
FTVIPT Franklin Income Securities Fund - Class 2                         ___%
FTVIPT Franklin Rising Dividends Securities Fund - Class 2               ___%
FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2           ___%
FTVIPT Mutual Shares Securities Fund - Class 2                           ___%
FTVIPT Templeton Growth Securities Fund - Class 2                        ___%
FTVIPT Templeton Global Income Securities Fund - Class 2                 ___%
Goldman Sachs VIT Mid Cap Value Fund                                     ___%
MFS(R) New Discovery Series - Service Class                              ___%
MFS(R) Total Return Series - Service Class                               ___%
MFS(R) Utilities Series - Service Class                                  ___%
Oppenheimer Capital Appreciation Fund/VA, Service Shares                 ___%
Oppenheimer Global Securities Fund/VA, Service Shares                    ___%
Oppenheimer Main Street Small Cap Fund/VA, Service Shares                ___%
Oppenheimer Strategic Bond Fund/VA, Service Shares]                      ___%
                                                                         ___%]

273954-NYDPEND                                                       Page 2[.0 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2006]

[Putnam VT Health Sciences Fund - Class IB Shares                       [___%
Putnam VT International Equity Fund - Class IB Shares                    ___%
Putnam VT Small Cap Value Fund - Class IB Shares                         ___%
Putnam VT Vista Fund - Class IB Shares                                   ___%
RiverSource(SM) VP - Cash Management Fund                                ___%
RiverSource(SM) VP - Diversified Equity Income Fund                      ___%
RiverSource(SM) VP - Global Inflation Protected Securities Fund          ___%
RiverSource(SM) VP - High Yield Bond Fund                                ___%
RiverSource(SM) VP - Large Cap Equity Fund                               ___%
RiverSource(SM) VP - Mid Cap Growth Fund                                 ___%
RiverSource(SM) VP - S&P 500 Index Fund                                  ___%
RiverSource(SM) VP - Small Cap Value Fund                                ___%
Van Kampen LIT Comstock Portfolio Class II Shares                        ___%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares                ___%
Wanger International Small Cap                                           ___%
Wanger US Smaller Companies]                                             ___%]

[PORTFOLIO NAVIGATOR ASSET ALLOCATION
 MODEL PORTFOLIO                        [CONSERVATIVE MODEL           ]
                                        [MODERATELY CONSERVATIVE MODEL]
                                        [MODERATE MODEL               ]
                                        [MODERATELY AGGRESSIVE MODEL  ]
                                        [AGGRESSIVE MODEL             ]]

o [You have elected to participate in the Portfolio Navigator asset allocation program.

o     You may not use more than one model portfolio at a time.

o You are allowed to request a change to another model portfolio twice per contract year.

o You may discontinue participation in the program at any time by written notice. However, if you've elected the Accumulation Protector Benefit(SM), the Guarantor Withdrawal Benefit for Life(SM) rider or one of the Income Assurer Benefit(SM) riders, you may not discontinue participation as long as the rider is in effect.

o If the model portfolio you selected is updated, you will be notified of the update in a reassessment letter and given the opportunity to instruct American Centurion Life Assurance Company (ACL) that you do not want your contract value to be reallocated to the revised model portfolio. If you do not notify ACL of your decision by the deadline given in the reassessment letter, your model portfolio will be reallocated to the revised model portfolio.

o (ACL) may change the terms and conditions of the Portfolio Navigator asset allocation program upon written notice to you. This includes offering more or fewer model portfolios and varying the allocation options and/or the allocation percentages within the model portfolios. ACL also may add, combine or remove investment options available under your annuity contract at any time. If permitted under applicable securities law, ACL may substitute a fund or funds for your current model portfolio. ACL may discontinue the Portfolio Navigator asset allocation program. ACL will give you 30 days' written notice of any such change. ]

273954-NYDPEND                                                       Page 2[.1 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2006]

[Death Benefit:  Return of Purchase Payment]
[Death Benefit:  Maximum Anniversary Value]

[Guaranteed Minimum Accumulation Benefit Rider

Initial Annual Rider Charge of      [0.55%].
Duration of Waiting Period:         [10] Years.
Maximum Annual Charge of             1.75%.
Automatic Step-up Percentage:       [80%].

o This Accumulation Protector Benefit (SM) rider requires participation in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

o You may not discontinue participation in the program as long as the rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may not terminate the rider, but it will automatically terminate at the end of the waiting period.

o Because the rider requires that your contract value be invested in one of the model portfolios as long as the rider is in effect, and you cannot terminate the rider, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios while the rider is in effect. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios during the period of time the rider is in effect.

o Rider charges may vary by model selection and will change if you change your model portfolio to one for which the price is higher or if you elect to Step-up the Minimum Contract Accumulation Value and the charge for new riders is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.]

[For tax-qualified contracts: The benefit provided by the Accumulation Protector Benefit (SM) rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules will reduce any potential benefit that the rider provides. If the initial Waiting Period includes time in which you must begin taking required minimum distributions, you should consult your tax advisor to consider whether the benefit is appropriate for your circumstances.]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider

Initial Annual Rider Charge            [0.65%]
Maximum Annual Rider Charge            [1.50%]
Maximum RBA and GBA                    [$5,000,000]
Maximum ALP                            [$300,000]
GBP Percentage                         [7%]
ALP Percentage                         [6%]
Annual Lifetime Payment Attained Age   Age [65]
Waiting Period                         [3] Years

o This Guarantor Withdrawal Benefit for Life(SM) rider requires participation in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

o You may not discontinue participation in the program as long as the rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

273954-NYDPEND                                                       Page 2[.2 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2006]

o Because the rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

o Rider charges may vary by model selection and will change if you change your model portfolio to one for which the price is higher. Rider charges will change if you elect to Step-up the Remaining Benefit Amount (RBA) and/or the Annual Lifetime Payment (ALP) and the charge for new riders is higher. Rider charges will never exceed the Maximum Annual Charge shown above.

o Contracts issued with an initial purchase payment higher than the Maximum Total ACL Variable Annuity Purchase Payment Per Annuitant Life require corporate officer approval and may require limitation of the number of models available for selection.]

[For tax-qualified contracts: You may be required to take a minimum distribution that is greater than your Remaining Benefit Payment (RBP) or your Remaining Annual Lifetime Payment on the most recent rider anniversary. In most situations, these required minimum distributions will not result in excess withdrawal procedures. However, in limited circumstances, an excess withdrawal due to a required distribution would be subject to the Guaranteed Benefit Amount
(GBA) excess withdrawal procedure, the RBA excess withdrawal procedure, and/or the ALP excess withdrawal procedure. If you plan to exercise the benefit before or after your required minimum distribution date, you should consult your tax advisor to consider whether the benefit is appropriate for your circumstances.]

[Guaranteed Minimum Income Benefit Rider
(Maximum Anniversary Value Benefit Base)

Initial Annual Rider Charge of [0.30%].
Maximum Annual Charge of [1.50%].

o This Income Assurer Benefit(SM) rider requires participation in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

o You may not discontinue your participation in the program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

o Because the rider requires that your contract value be invested in one of the model portfolios as long as the rider is in effect, and you cannot terminate the rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios during the period of time the rider is in effect.

o Rider charges may vary by model selection and will change if you change your model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.]

273954-NYDPEND                                                       Page 2[.3 ]

Contract Number: [9920-SAMPLE]                Contract Date: [November 1, 2006]

[Guaranteed Minimum Income Benefit Rider
(5% Accumulation Benefit Base)

Initial Annual Charge of [0.60%].
Maximum Annual Rider Charge of [1.75%].

o This Income Assurer Benefit(SM) rider requires participation in in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

o You may not discontinue your participation in the program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

o Because the rider requires that your contract value be invested in one of the model portfolios as long as the rider is in effect, and you cannot terminate the rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios during the period of time the rider is in effect.

o Rider charges may vary by model selection and will change if you change your model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.

Excluded investment options from the variable account floor are:
[RiverSource(SM) VP Cash Management Fund and the ACL One-Year Fixed Account, if applicable.] These very conservative investment options typically have low returns or/and are separately guaranteed.]

[Guaranteed Minimum Income Benefit Rider
(Greater of Maximum Anniversary Value Benefit Base and 5% Accumulation Benefit
 Base)

Initial Annual Rider Charge of [0.65%].

Maximum Annual Charge of [2.00%].

o This Income Assurer Benefit(SM) rider requires participation in in the Portfolio Navigator asset allocation program. There is no additional charge for such participation.

o You may not discontinue your participation in the program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

273954-NYDPEND                                                        Page 2[.4]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2006]

o Because the rider requires that your contract value be invested in one of the model portfolios as long as the rider is in effect, and you cannot terminate the rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to continue participating in any of the model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the rider if you do not intend to continue participating in one of the model portfolios during the period of time the rider is in effect.

o Rider charges may vary by model selection and will change if you change your model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.

Excluded investment options from the variable account floor are:
[RiverSource(SM) VP Cash Management Fund and the ACL One-Year Fixed Account, if applicable.] These very conservative investment options typically have low returns or/and are separately guaranteed.]

[For tax-qualified contracts: The benefit provided by the optional Income Assurer Benefit(SM) rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base, and because you may be unable to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date, you should consult your tax advisor to consider whether the benefit is appropriate for your circumstances.]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven/five] years before withdrawal.

Years From Purchase Payment Receipt        Withdrawal Charge
-----------------------------------        -----------------
              [1                           8.0% of purchase payment withdrawn
               2                           8.0% of purchase payment withdrawn
               3                           7.0% of purchase payment withdrawn
               4                           7.0% of purchase payment withdrawn
               5                           6.0% of purchase payment withdrawn
               6                           5.0% of purchase payment withdrawn
               7                           3.0% of purchase payment withdrawn
               8 +                         0.0% of purchase payment withdrawn]

               [1                          8.0% of purchase payment withdrawn
               2                           7.0% of purchase payment withdrawn
               3                           6.0% of purchase payment withdrawn
               4                           4.0% of purchase payment withdrawn
               5                           2.0% of purchase payment withdrawn
               6 +                         0.0% of purchase payment withdrawn]

273954-NYDPEND                                                       Page 2[.5 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2006]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [0.90% - 1.70% of the daily net asset value]

Annual Variable Account Administrative Charge: 0.15% of the daily net asset value

With the combined subaccount charges of [1.7%], the smallest rate of investment return required to ensure that the dollar amount of variable annuity payments does not decrease is [5.2%] for the subaccounts of the separate account based on an assumed interest rate of 3.5%.

Contract Administrative Charge:   $40, waived at contract values of $50,000 or
                                  more See Contract Administrative Charge
                                  provision

Contract Administrative Charge:   $40, waived at contract values of $50,000 or
                                  more

The Maximum Total ACL Variable Annuity Purchase Payment Per Annuitant Life:
$1,000,000

The Minimum Additional Purchase Payment: $100

The Guaranteed Minimum Effective Interest Rate to be credited to the fixed account is [X]%.

      As of the date this contract was issued, any purchase payments and purchase payment credits allocated to the One-Year Fixed Account will earn interest, for the first year, at the annual effective rate of [xx]%. New rates will be declared from time to time.

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1. Payments to the One-Year Fixed Account:

            Limited to [30%] of each payment.

      2. Transfers to the One-Year Fixed Account:

            Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:

            Limited to the greater of:

                  a. [$10,000]; or

                  b. [30%] of the One-Year Fixed Account Contract Value at the beginning of the contract year.

We may decrease the above percentage limits. We will provide 30 days advance written notification if we do so, and will notify you in writing when the restrictions are lifted.

273954-NYDPEND                                                       Page 2[.6 ]